Exhibit 1.3
U.S. DRY CLEANING CORPORATION,
a Delaware corporation

Maximum Offering of 3,000,000 Units
Minimum Offering of 1,500,000 Units
Each Unit Consisting of
One Share of Common Stock and
One Redeemable Common Stock Purchase Warrant

SELECTED DEALER AGREEMENT

________________________, 2007

Ladies and Gentlemen:

1. We and any other Underwriters named in the Prospectus relating to the above securities (collectively the “Underwriters”), acting through us as Representative, are severally offering for sale the securities described above (the “Units”) of U.S. Dry Cleaning Corporation (the “Company”), on a best efforts, minimum/maximum basis (the “Offering”). The Units and the terms under which the Units are to be offered for sale by the several Underwriters are more particularly described in the Prospectus and any amendments thereto. We, as the Managing Underwriter, are offering certain of the Units for sale by a selected group of dealers (the “Selected Dealers”) on the terms and conditions stated herein.

Proposed Public Offering Price:
$2.25 to $2.75 per Unit, proposed, Final Public Offering Price determined on effectiveness and set forth on the cover page of the final Prospectus (the “Public Offering Price”) as well as our Notice of Effectiveness to you (“Notice of Effectiveness”)

Dealers’ Selling Concession:
If 750,000 Units or more are sold by the Selected Dealer:
• Cash commission of 7% per Unit plus
• 5% Warrant coverage for the Units sold by that Selected Dealer
If fewer than 750,000, but 500,000 Units or more are sold by the Selected Dealer:
• Cash commission of 6% per Unit plus
• 5% Warrant coverage for the Units sold by that Selected Dealer.
If fewer than 500,000 Units are sold by the Selected Dealer:
• Cash commission of 6% per Unit plus
• No Warrant coverage for the Units sold by that Selected Dealer.

Minimum maximum
The Prospectus requires a minimum sale of 1,500,000 Units. An initial closing and payment of compensation to the Selected Dealers will not occur until this minimum number of Units is sold. If the minimum number of Units is not sold, the Offering will be terminated and all funds returned to investors and no compensation will be paid to Selected Dealers.

Delivery and Payment:
Payment for the Units sold by you hereunder can be made at the Final Public Offering Price, when determined upon going effective, directly to the escrow agent at Palm Desert National Bank, 73-745 El Paseo, Palm Desert, California 92260, Account #001-096-516, ABA #122238585, Attention: Julie Ortega, Senior Vice President - Compliance, Telephone Number: 760/340-6677, by certified or official bank check in New York Clearing House funds, payable to the order of “Palm Desert National Bank”, to be held in an account entitled, “Palm Desert National Bank for the benefit of U.S. Dry Cleaning Corporation Public Offering Escrow Account,” against delivery of the Units which funds will be escrowed until the minimum number of Units are sold. If you are a member of, or clear through a member of, The Depository Trust Company (“DTC”), we may, in our discretion agree to deliver your Units through the facilities of DTC. These funds will likewise be escrowed in a U.S. Dry Cleaning Syndicate account at our clearing firm until the minimum number of Units is sold.

Delivery of the Units shall be made on a revolving basis upon receipt of notice from you indicating the number of Units to be sold, at the office of the lead underwriter or at such other place as we shall specify on not less than one day’s notice to you. Payment for the Units is to be made, against delivery, at the authorized Final Public Offering Price or, if we shall so advise you, at the authorized Final Public Offering Price, less the dealers’ selling concession stated above, to the account designated by us at least two days prior to the date the payment is due.

Clearing Firm Closing
Arrangements may be available if you are a member of, or clear through a member of DTC, if DTC delivery becomes available through our Clearing Firm, North American Clearing, a memo with instructions will be delivered to you with the details.

Termination:
This Agreement shall terminate upon the earlier to occur of either the sale of all Units or the expiration of the offering period as set forth in the Prospectus, unless extended at our discretion. We may terminate this Agreement, whether or not extended, at any time without notice.

2. Each Selected Dealer is actually engaged in the investment banking or securities business and is either (i) a member in good standing of the National Association of Securities Dealers, Inc. (the “NASD”) or (ii) dealer with its principal places of business located outside the United States, its territories and its possessions and not registered as a broker or dealers under the Securities Exchange Act of 1934 (the “Exchange Act”), who has agreed not to make any sales of Units within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein.

3. The Selected Dealers have agreed to comply with all applicable rules of the NASD, including, without limitation, Rule 2740 of the Conduct Rules of the NASD (the “Conduct Rules”). If a Selected Dealer is not an NASD member, such dealer agrees to comply as though such dealer was a member with Rules 2730, 2740 and 2750 of the Conduct Rules and to comply with the requirements of the NASD’s Interpretation with Respect to Free-Riding and Withholding (IM-2110-1 of the Conduct Rules). If a Selected Dealer is a foreign bank, broker, dealer, or other institution, such dealer agrees not to offer or to sell any Units in the United States of America except through the Representative and in making sales of Units such dealer agrees to comply with Rule 2420 of the Conduct Rules as it applies to a nonmember broker or dealer in a foreign country. Each Selected Dealer further represents, by participating in this offering, each dealer has provided to us all documents and other information required to be filed with respect to such dealer, any related person or any person associated with the dealer or any such related person pursuant to the supplementary requirements of the NASD’s interpretation with respect to review of corporate financing as such requirements relate to this offering. Some of or all the Underwriters may be included among the Selected Dealers. Each of the Underwriters has agreed that, during the term of this Agreement, it will be governed by the terms and conditions hereof whether or not such Underwriter is included among the Selected Dealers.

4. On behalf of the Underwriters, we shall act as Representative under this Agreement and shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the public offering of the Units.

5. If you desire to Offer any of the Units, your application should reach us promptly by fax number 212-656 1191 to US EURO Securities, Inc., Attention: Michael Roy Fugler, Chairman, Penthouse Floor, 13661 Perdido Key Drive, Perdido Key, FL 32507, e-mail: mrfugler@useurosecurities.com. We reserve the right to reject subscriptions in whole or in part, to make allotments and to close the subscription books at any time without notice. The Units allotted to you will be confirmed, subject to the terms and conditions of this Agreement.

6. The privilege of offering and selling the Units is extended to you only on behalf of such of the Underwriters, if any, as may lawfully offer and sell the Units to dealers in your state or other jurisdiction.

7.  Any Units offered and sold by you under the terms of this Agreement must be offered to the public in accordance with the terms of offering thereof set forth herein and in the Prospectus, subject to the securities or Blue Sky laws of the various states or other jurisdictions.

8. You agree to immediately deliver to us for the accounts of the several Underwriters all amounts received by you for any Units sold by you hereunder.

9. You agree to advise us from time to time, upon request, of the number of Units allocated to you hereunder and remaining unsold at the time of such request, and, if in our opinion any such Units shall be needed to make delivery of the Units sold or over-allotted for the account of one or more of the Underwriters, you will, forthwith upon our request, grant to us for the account or accounts of such Underwriter or Underwriters the right, exercisable promptly after receipt of notice from you that such right has been granted, to sell, at the Public Offering Price, such number of Units of said Units allocated to you as shall have been specified in our request.

10. No expenses shall be charged to Selected Dealers. However, you shall pay any transfer tax on sales of Units by you and you shall pay your proportionate share of any transfer tax in the event that any such tax shall from time to time be assessed against you and other Selected Dealers as a group or otherwise.

11. Neither you nor any other person is or has been authorized to give any information or to make any representation in connection with the sale of the Units other than as contained in the Prospectus.

12. This Agreement will terminate when we shall have determined that the public offering of the Units has been completed and the compensation earned by you has been paid to you. Sections 20 and 21 shall survive the termination of this Agreement.

13. For the purpose of stabilizing the market, we have been authorized (a) to make purchases and sales of the common stock and any other securities of the Company in the open market or otherwise, for long or short account, (b) in arranging for sales of the Units, to over-allot and (c) to cover any short position or liquidate any long position incurred in connection with such stabilization. Except as permitted by us, you will not, at any time prior to the completion of distribution of the Units pursuant to this Agreement, bid for, purchase, sell or attempt to induce others to purchase or sell, directly or indirectly, any common stock of the Company or any security of the same class and series, or any right to purchase any such security other than (i) as provided for in this Agreement, the Agreement Among Underwriters or the Underwriting Agreement relating to the Units or (ii) purchases or sales by you of any common stock as broker on unsolicited orders for the account of others.

14. You further agree at all times to comply with the provisions of Regulation M of the Exchange Act applicable to this offering.

15. On becoming a Selected Dealer, and in offering and selling the Units, you agree to comply with all the applicable requirements of the Securities Act of 1933, as amended (the “Act”), and the Exchange Act. You confirm that you are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses for securities of an issuer (whether or not the issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act) and confirm that you have complied and will comply therewith.

16. We hereby confirm that we will make available to you such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the Act or the Exchange Act, or the rules and regulations thereunder.

17. Upon request, you will be informed as to the states and other jurisdictions under the respective securities or blue sky laws of which we have been advised that the Units qualified for sale or is exempt from such qualification, but neither we nor any of the Underwriters assume any obligation or responsibility as to the right of any Selected Dealer to sell the Units in any state or other jurisdiction or as to the eligibility of the Units for sale therein.

18. No Selected Dealer is authorized to act as our agent or as agent for the Underwriters or issuer, or otherwise to act on our behalf or on behalf of the Underwriters or issuer, in offering or selling the Units to public or otherwise or to furnish any information or make any representation except as contained in the Prospectus.

19. Nothing will constitute the Selected Dealers an association or other separate entity or partners with the Underwriters, with us, or with each other, but you will be responsible for your share of any liability or expense based on any claim to the contrary. We and the several Underwriters shall not be under any liability for or in respect of the value of the Units or the validity or form thereof, or for or in respect of the delivery of the Units, or for the performance by anyone of any agreement on its part, or for the qualification of the Units for sale under the laws of any jurisdiction or its exemption from such qualification, or for or in respect of any other matter relating to this Agreement, except for lack of good faith and for obligations expressly assumed by us or by the Underwriters in this Agreement; and no obligation on our part shall be implied herefrom. The foregoing provisions shall not be deemed a waiver of any liability imposed under the Act.

20. Notices to us should be addressed, and faxed, mailed or delivered to us at the office of US EURO Securities, Inc., Attention: Michael Roy Fugler, Chairman, Penthouse Floor, 13661 Perdido Key Drive, Perdido Key, FL 32507, e-mail: mrfugler@useurosecurities.com, fax: 212-656-1191. Notices to you shall be deemed to have been duly given if faxed, mailed or delivered to you at the address indicated in this letter.

21. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the choice of law or conflicts of laws principles thereof.

22. US EURO Securities, Inc. is the Managing Underwriter of the Offering and manager of the Selected Dealers and has full authority to take such action as it may deem advisable in respect of all matters pertaining to the Offering or the Selected Dealers. Except as expressly stated herein, or as may arise under the Act, the Underwriter shall be under no liability to any Selected Dealer for, or in respect of: (i) the validity or value of the Units; (ii) the form of, or the statements contained in, the Prospectus, the Registration Statement of which the Prospectus forms a part, any supplements or amendments to the Prospectus or such Registration Statement, any preliminary Prospectus, any instruments executed by, or obtained or any supplemental sales data or other letters from, the Company, or others; (iii) the form or validity of the Underwriting Agreement or this Agreement; (iv) the eligibility of any of the Units for sale under the laws of any jurisdiction; (v) the delivery of the Units; (vi) the performance by the Company, or others of any agreement on its or their part; or (vii) any matter in connection with any of the foregoing, except our own want of good faith.

Very truly yours,

As Representative of the Several Underwriters

US EURO Securities, Inc.

_______________________________
Michael Roy Fugler, Chairman

[SELECTED DEALER SIGNATURE PAGE FOLLOWS]

We accept membership in the Selected Dealers on the terms specified above.

Dated: April ___, 2007

We hereby request you give us an initial allocation of Units of U.S. Dry Cleaning Corporation in accordance with the terms and conditions stated in the foregoing letter. We hereby acknowledge receipt of the Prospectus referred to in the first paragraph thereof relating to such Units. We further state that in offering and selling the Units, we have relied upon such Prospectus and upon no other statement whatsoever, whether written or oral. We confirm that we are a dealer actually engaged in the investment banking or securities business and that we are either (i) a member in good standing of the National Association of Securities Dealers, Inc. (the “NASD”) or (ii) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the Securities Exchange Act of 1934, who hereby agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein except through the Representative. We hereby have agreed to comply with all applicable rules of the NASD, including, without limitation, Rule 2740 of the Conduct Rules of the NASD (the “Conduct Rules”). If we are not an NASD member, we agree to comply as though we were a member with Rules 2730, 2740 and 2750 of the Conduct Rules and to comply with the requirements of the NASD’s Interpretation with Respect to Free-Riding and Withholding (IM-2110-1 of the Conduct Rules). We also represent that we have provided to you all documents and other information required to be filed with respect to us, any related person or any person associated with us or any such related person pursuant to the supplementary requirements of the NASD’s interpretation with respect to review of corporate financing as such requirements relate to this offering.

(NAME OF SELECTED DEALER)
_______________________

By: _______________________
Its: _______________________
Authorized Signatory
Address:___________________
_______________________
Telephone: _________________
Fax: ______________________
E-mail: ____________________
Firm CRD Number ___________